UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2005

World Air Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	20-2121036

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)
(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 29, 2005, World Air Holdings, Inc. (the “Company”) issued a press release announcing that the Company received a notice on September 27, 2005 from the staff of The Nasdaq Stock Market that stated that because the Company’s Form 10-Q for the quarter ended June 30, 2005, did not include a completed review by the Company’s independent auditor, the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14). The press release also announced that the Company received a notice on September 28, 2005 from the staff of The Nasdaq Stock Market that stated that the Company was not in compliance with the same Marketplace Rule due to its delay in filing the amendment to the Form 8-K/A required to be filed in connection with the acquisition of North American Airlines, Inc. Accordingly, the Company’s securities are subject to delisting from the Nasdaq National Market, and, as of the opening of business on September 29, 2005, the character “E” will be appended to the Company’s trading symbol. Accordingly, the trading symbol for the Company will be changed temporarily from WLDA to WLDAE until such time as the Company demonstrates its compliance with all applicable Marketplace Rules.
The Company will request an appeal hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determinations, which will stay the delisting until the appeal has been heard and the Panel has rendered its decision. The Company is working diligently with its auditor, KPMG LLP, to complete KPMG’s review of the financial information contained in the Form 10-Q and to file the Form 8-K/A to fully comply with all Nasdaq requirements for continued listing. The Company believes that the Form 10-Q for the quarter ended June 30, 2005 otherwise complies with applicable standards. There can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq National Market.
As previously disclosed, North American Airlines, based in Jamaica, N.Y., was privately held prior to the acquisition and North American had not maintained the level of internal controls and procedures for financial reporting required by the rules and regulations of the Securities and Exchange Commission. After the closing of the acquisition of North American, the Company’s management team identified weaknesses in North American’s disclosure controls and procedures, and has and has taken aggressive action over the past few months to remediate those weaknesses, including replacing the controller at North American and retaining two external firms to focus on controls, processes and Sarbanes-Oxley compliance, and to assist with daily accounting duties and completion of the form 8-K/A.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
On September 29, 2005, the Company announced that the Registrant had updated its financial guidance for the quarter ending September 30, 2005. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
ITEM 9.01. Financial Statements and Exhibits.
     Exhibit 99.1      Press Release dated September 29, 2005.
     Exhibit 99.2      Press Release dated September 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc. (Registrant)
Date: September 29, 2005	By:	/s/ Gilberto M. Duarte, Jr.
Gilberto M. Duarte, Jr.
Chief Financial Officer